                                                                     EXHIBIT 7.1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Partners
In Cahoots, Limited Partnership


We have audited the accompanying balance sheet of In Cahoots, Limited Partnership as of December 31, 1994 and 1995, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of In Cahoots, Limited Partnership as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




Denver, Colorado                                 CAUSEY DEMGEN & MOORE INC.
October 12, 1996

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                 BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                                     ASSETS

                                                 1994       1995
                                               --------   --------
Current assets:
    Cash                                       $ 42,972   $ 33,717
    Accounts receivable (Note 2):
        Credit cards                                605        609
        Other                                       270      6,514
        Related parties (Note 5)                 39,000     43,803
    Inventories (Note 2)                         38,682     31,587
    Prepaid expenses                             32,788      2,120
    Pre-opening expenses, net of accumulated
        amortization of $159,959 (1994) and
        $174,501 (1995)                          14,542       --
                                               --------   --------

        Total current assets                    168,859    118,350

Property and equipment, at cost (Note 2):
        Leasehold improvements                  168,464    174,939
        Parking lot improvements                 54,579     73,297
        Furniture, fixtures and equipment       260,463    262,963
                                               --------   --------

                                                483,506    511,199

    Less accumulated depreciation
        and amortization                         43,851     94,521
                                               --------   --------

      Net property and equipment                439,655    416,678
                                               --------   --------

                                               $608,514   $535,028
                                               ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                                 BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                       LIABILITIES AND PARTNERS' CAPITAL

                                                 1994       1995
                                               --------   --------
Current Liabilities:
    Accounts payable                           $ 43,468   $ 41,674
    Notes payable - related parties (Note 2)     50,000     50,000
    Current portion of long-term note
        payable (Note 2)                         48,514     75,425
    Note payable - bank (Note 2)                137,758     18,307
    Payroll and payroll taxes payable            19,218     16,548
    Sales and liquor taxes payable               22,837     16,216
    Accrued property taxes payable                7,993     36,471
    Accrued rent - related party (Note 3)         9,905     32,011
    Accrued interest payable                      4,967     12,089
                                               --------   --------

        Total current liabilities               344,660    298,741

Long-term debt (Note 2):
    Notes payable - related parties              10,000     10,000
    Note payable - bank, net of current
        portion                                 149,094     73,501
                                               --------   --------

        Total long-term debt                    159,094     83,501

Commitments (Note 3)

Partners' capital (Note 4):
    General partner                               1,048      1,528
    Limited partners                            103,712    151,258
                                               --------   --------

        Total partners' capital                 104,760    152,786
                                               --------   --------

                                               $608,514   $535,028
                                               ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                INCOME STATEMENT

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                         1994         1995
                                      ----------   ----------
Revenues:
    Beverage and food sales           $2,033,900   $1,616,741
    Admission fees                       718,712      735,881
    Other revenues                        59,164       67,133
                                      ----------   ----------

        Total revenues                 2,811,776    2,419,755

Costs and expenses:
    Cost of products and services        879,494      811,945
    Depreciation and amortization        203,810       65,212
    Interest                              43,460       46,002
    Management fees - related party
        (Note 5)                         152,376      127,005
    Rent - related party (Note 3)        164,052      157,011
    General and administrative
        expenses                       1,144,824    1,104,554
                                      ----------   ----------

        Total costs and expenses       2,588,016    2,311,729
                                      ----------   ----------

Net income                            $  223,760   $  108,026
                                      ==========   ==========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                         STATEMENT OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                 General      Limited
                                 partner      partners       Total
                                ---------    ---------    ---------
Balance at December 31, 1993    $      10    $     990    $   1,000

Net income for the year ended
    December 31, 1994               2,238      221,522      223,760

Distributions to partners
    (Note 4)                       (1,200)    (118,800)    (120,000)
                                ---------    ---------    ---------

Balance at December 31, 1994        1,048      103,712      104,760

Net income for the year
    ended December 31, 1995         1,080      106,946      108,026

Distributions to partners
    (Note 4)                         (600)     (59,400)     (60,000)
                                ---------    ---------    ---------

Balance at December 31, 1995    $   1,528    $ 151,258    $ 152,786
                                =========    =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP


                            STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                      1994         1995
                                                    ---------    ---------
Cash flows from operating activities:
Net income                                          $ 223,760    $ 108,026
    Adjustments to reconcile net income
        to net cash provided by operating
        activities:
            Depreciation and amortization             203,810       65,212
            Change in assets and liabilities:
               Decrease (increase)in accounts
                  receivable                            1,643       (6,248)
               Decrease (increase) in inventories     (38,682)       7,095
               Decrease (increase) in prepaid
                  expenses                            (32,788)      30,668
               Increase (decrease) in accounts
                  payable                              43,468       (1,794)
               Increase in accrued expenses            58,904       48,415
                                                    ---------    ---------

               Total adjustments                      236,355      143,348
                                                    ---------    ---------

        Net cash provided by operating
            activities                                460,115      251,374

Cash flows from investing activities:
    Acquisition of property and equipment            (456,539)     (27,693)
    Increase in pre-opening expenses                  (87,197)        --
    Increase in accounts receivable -
        related party                                 (21,371)      (4,803)
                                                    ---------    ---------

        Net cash used in investing activities        (565,107)     (32,496)

Cash flows from financing activities:
    Borrowings from related parties                   175,000        1,000
    Repayments of borrowings from related
        parties                                      (115,000)      (1,000)
    Borrowings from banks                             359,794         --
    Repayments of borrowings from banks              (191,178)    (168,133)
    Distributions to partners                        (120,000)     (60,000)
                                                    ---------    ---------

        Net cash provided by (used in)
            financing activities                      108,616     (228,133)
                                                    ---------    ---------

Increase (decrease) in cash                             3,624       (9,255)
Cash at beginning of period                            39,348       42,972
                                                    ---------    ---------

Cash at end of period                               $  42,972    $  33,717
                                                    =========    =========

Supplemental cash flow information:

    Cash paid for interest                          $  38,493    $  38,880
                                                    =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


1.   Summary of significant accounting policies

     Organization:

     The Partnership was organized in Kansas on June 15, 1992. The general partner is Entertainment Wichita, Inc., a Kansas corporation. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories:

     Inventories consist of liquor, wine, beer and bar supplies. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Depreciation and amortization:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                                                                    Years
                                                                    -----
     Leasehold improvements                                           10
     Parking lot improvements                                         10
     Furniture, fixtures and equipment                                10

     Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12 month period commencing the first full month the nightclub begins operation.

     Repairs and maintenance:

     Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995



1.   Summary of significant accounting policies (continued)

     depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

     Fair value of financial instruments:

     Cash, accounts receivable, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments. Long-term debt is carried in the financial statements in amounts which approximate fair value because interest rates have not changed significantly after the debt was incurred.

     Advertising costs:

     The Partnership expenses the costs of advertising as incurred.

     During the years ended December 31, 1994 and 1995, the Partnership incurred advertising costs of $112,805 and $85,408, respectively.

     Income taxes:

     No provision for income taxes has been provided for the Partnership since the partners report their distributive share of income or loss in their personal capacity.

     Concentration of credit risk:

     Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and temporary cash investments. The Partnership places its cash investments in highly rated financial institutions.

2.   Notes payable

     Short-term notes payable to bank consisted of the following at December 31, 1994 and 1995:

                                                                                1994       1995
                                                                              --------   --------
Note payable to bank, payable in monthly installments of $13,444, including interest at 1% over the bank's base rate with the final balance due on
  December 8, 1995, unsecured. As of December 31, 1995 this note was in de-
  fault but was paid in full during 1996                                      $137,758   $ 18,307
                                                                              ========   ========

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

2.   Notes Payable (continued)

     Notes payable - related parties consists of the following at December 31, 1994 and 1995:


                                                                                         1994         1995
                                                                                       ---------    ---------
     Notes payable - affiliates of limited partners, payable in monthly installments of $5,000, including interest at 10%, secured by the personal guarantee of the Company's president, these loans
        were in default at December 31, 1995                                           $  50,000    $  50,000
                                                                                       =========    =========

     Notes payable - limited partners, in the original principal amount of $50,000, payable on demand, including interest at 10%, unsecured, due date subsequently
        extended to July 28, 1997                                                      $  10,000    $  10,000
                                                                                       =========    =========

     Long-term note payable - bank consists of the following at December 31, 1994 and 1995:

                                                                                         1994         1995
                                                                                       ---------    ---------
     Note payable - bank, payable at the rate of $8,069 per month including interest at 18%, secured by accounts receivable
        inventory and furniture and equipment                                          $ 197,608    $ 148,926

     Less current maturities                                                             (48,514)     (75,425)
                                                                                       ---------    ---------

     Amount due after one year                                                         $ 149,094    $  73,501
                                                                                       =========    =========

     Maturities of long-term debt at December 31, 1995 are as follows for the years ended December 31:

             1996                                                                                   $  75,425
             1997                                                                                      83,501
                                                                                                    ---------

                                                                                                    $ 158,926
                                                                                                    =========

3.   Real estate leases

     On July 30, 1993, the Partnership entered into a building lease for club operations in Wichita, Kansas with a 20% limited partner. The lease term is ten years commencing October 15, 1993. In addition to minimum rental payments the Partnership is obligated to pay to the landlord, as additional rent, a percentage of gross sales after deductions for alcohol and sales taxes. The lease agreement contains two five-year renewal options at the primary lease term rental rate. For the year ended December 31, 1994 and 1995, the Partnership has incurred additional percentage rent expense of $9,011 and $12,052 respectively.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

3.   Real estate leases (continued)

     Rent expense for the years ended December 31, 1994 and 1995 amounted to $164,052 and $157,011, respectively, including percentage rent.

     The minimum annual commitments under the real estate lease for the years ended December 31, are as follows:

        1996                                                 $  150,000
        1997                                                    150,000
        1998                                                    150,000
        1999                                                    150,000
        2000                                                    150,000
        2001-2003                                               431,250
                                                             ----------
                                                             $1,181,250
                                                             ==========


4.   Capital contributions and distributions of the Partnership

     During 1993, the general partner contributed capital of $10 and the limited partners contributed capital of $990. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner. During the years ended December 31, 1994 and 1995, the Partnership distributed $120,000 and $60,000, respectively, to the partners.

5.   Related party transactions

     For the years ended December 31, 1994 and 1995, the Partnership paid management fees to a company owned by relatives of the president of the general partner amounting to $127,376 and $127,005, respectively, and an additional $25,000 fee during 1994 for assistance in opening the club. At December 31, 1994 and 1995, $24,000 and $28,803, respectively, had been advanced to this related company.

     During the year ended December 31, 1994, the Partnership provided training services valued at $15,000 to the 20% limited partner who leases the club to the Partnership. This amount has been reflected as a receivable at December 31, 1994 and 1995. This amount is expected to be repaid upon the payment by the Partnership of certain notes payable to companies related to the 20% limited partner.

6.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that

                        IN CAHOOTS, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995



6.   Litigation (continued)

     the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                 BALANCE SHEET

                          SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                     ASSETS

                                                1995       1996
                                              --------   --------
Current assets:
    Cash                                      $ 43,305   $ 45,812
    Accounts receivable (Note 2):
        Credit cards                               197        531
        Other                                    1,477      6,297
        Related parties (Note 5)                40,790     39,000
    Inventories (Note 2)                        29,372     29,773
    Prepaid expenses                             4,027      6,633
    Pre-opening expenses, net of
        accumulated amortization of
        $174,501 (1995) and $174,501 (1996)       --         --
                                              --------   --------

        Total current assets                   119,168    128,046

Property and equipment, at cost (Note 2):
        Leasehold improvements                 174,939    176,536
        Parking lot improvements                72,673     73,297
        Furniture, fixtures and equipment      260,463    263,699
                                              --------   --------

                                               508,075    513,532

    Less accumulated depreciation
        and amortization                        81,759    132,884
                                              --------   --------

      Net property and equipment               426,316    380,648
                                              --------   --------

                                              $545,484   $508,694
                                              ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                 BALANCE SHEET

                          SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                       LIABILITIES AND PARTNERS' CAPITAL


                                              1995       1996
                                            --------   --------
Current Liabilities:
    Accounts payable                        $ 43,974   $ 48,629
    Notes payable - related parties
        (Note 2)                              50,000     50,000
    Current portion of long-term debt
        (Note 2)                              60,159     95,292
    Note payable - bank (Note 2)              49,469       --
    Payroll and payroll taxes payable          9,281      6,218
    Sales and liquor taxes payable            15,493     12,732
    Accrued property taxes payable            10,794     29,378
    Accrued rent - related party (Note 3)     32,010     17,000
    Accrued interest payable                  10,309     17,000
                                            --------   --------

        Total current liabilities            281,489    276,249

Long-term debt (Note 2):
    Notes payable - related parties           10,000       --
    Note payable - bank, net of current
        portion                              100,268     14,807
                                            --------   --------

        Total long-term debt                 110,268     14,807

Commitments (Note 3)

Partners' capital (Note 4):
    General partner                            1,538      2,177
    Limited partners                         152,189    215,461
                                            --------   --------

        Total partners' capital              153,727    217,638
                                            --------   --------

                                            $545,484   $508,694
                                            ========   ========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                                INCOME STATEMENT

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                         1995         1996
                                      ----------   ----------
Revenues:
    Beverage and food sales           $1,276,176   $  957,951
    Admission fees                       578,511      456,636
    Other revenues                        54,590       35,934
                                      ----------   ----------

        Total revenues                 1,909,277    1,450,521

Costs and expenses:
    Cost of products and services        665,719      445,184
    Depreciation and amortization         52,450       38,363
    Interest                              38,653       25,681
    Management fees - related party
        (Note 5)                         101,483       73,685
    Rent - related party (Note 3)        119,511      112,500
    General and administrative
        expenses                         822,494      690,256
                                      ----------   ----------

        Total costs and expenses       1,800,310    1,385,669
                                      ----------   ----------

Net income                            $  108,967   $   64,852
                                      ==========   ==========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                         STATEMENT OF PARTNERS' CAPITAL

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                        General     Limited
                                        partner     partners       Total
                                       ---------    ---------    ---------
Balance at December 31, 1994           $   1,048    $ 103,712    $ 104,760

Net income for the nine months
    ended September 30, 1995               1,090      107,877      108,967

Distributions to partners
    (Note 4)                                (600)     (59,400)     (60,000)
                                       ---------    ---------    ---------

Balance at September 30, 1995              1,538      152,189      153,727

Net loss for the three months ended
    December 31, 1995                        (10)        (931)        (941)
                                       ---------    ---------    ---------

Balance at December 31, 1995               1,528      151,258      152,786

Net income for the nine months ended
    September 30, 1996                       649       64,203       64,852
                                       ---------    ---------    ---------

Balance at September 30, 1996          $   2,177    $ 215,461    $ 217,638
                                       =========    =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP



                            STATEMENT OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                                  1995         1996
                                                ---------    ---------
Cash flows from operating activities:
Net income                                      $ 108,967    $  64,852
    Adjustments to reconcile net income
        to net cash provided by operating
        activities:
            Depreciation and amortization          52,450       38,363
            Change in assets and liabilities:
               Decrease (increase)in accounts
                  receivable                         (799)         295
               Decrease in inventories              9,310        1,814
               Decrease (increase) in prepaid
                  expenses                         28,761       (4,513)
               Increase in accounts payable           506        6,955
               Increase (decrease) in accrued
                  expenses                         12,967      (31,007)
                                                ---------    ---------

               Total adjustments                  103,195       11,907
                                                ---------    ---------

        Net cash provided by operating
            activities                            212,162       76,759

Cash flows from investing activities:
    Acquisition of property and equipment         (24,569)      (2,333)
    Decrease (increase) in accounts
        receivable - related party                 (1,790)       4,803
                                                ---------    ---------

        Net cash provided by (used in)
            investing activities                  (26,359)       2,470

Cash flows from financing activities:
    Repayments of borrowings from banks          (125,470)     (67,134)
    Distributions to partners                     (60,000)        --
                                                ---------    ---------

        Net cash used in financing activities    (185,470)     (67,134)
                                                ---------    ---------

Increase in cash                                      333       12,095
Cash at beginning of period                        42,972       33,717
                                                ---------    ---------

Cash at end of period                           $  43,305    $  45,812
                                                =========    =========

Supplemental cash flow information:

    Cash paid for interest                      $  33,311    $  20,770
                                                =========    =========


                            See accompanying notes.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


1.   Summary of significant accounting policies

     Organization:

     The Partnership was organized in Kansas on June 15, 1992. The general partner is Entertainment Wichita, Inc., a Kansas corporation. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Basis of presentation:

     The accompanying financial statements have been prepared by the Partnership, without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 1995 and 1996, and the results of operations and cash flows for the nine months ended September 30, 1995 and 1996.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories:

     Inventories consist of liquor, wine, beer and bar supplies. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Depreciation and amortization:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                                                           Years
                                                           -----
                  Leasehold improvements                     10
                  Parking lot improvements                   10
                  Furniture, fixtures and equipment          10

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


1.   Summary of significant accounting policies (continued)

     Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12 month period commencing the first full month the nightclub begins operation.

     Repairs and maintenance:

     Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

     Fair value of financial instruments:

     Cash, accounts receivable, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments. Long-term debt is carried in the financial statements in amounts which approximate fair value because interest rates have not changed significantly after the debt was incurred.

     Advertising costs:

     The Partnership expenses the costs of advertising as incurred.

     During the nine months ended September 30, 1995 and 1996, the Partnership incurred advertising costs of $59,215 and $111,411, respectively.

     Income taxes:

     No provision for income taxes has been provided for the Partnership since the partners report their distributive share of income or loss in their personal capacity.

     Concentration of credit risk:

     Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and temporary cash investments. The Partnership places its cash investments in highly rated financial institutions.

2.   Notes payable

     Short-term notes payable to bank consisted of the following at September 30, 1995 and 1996:

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996

2. Notes payable (continued)

                                                                                        1995         1996
                                                                                     ---------    ---------
   Note payable to bank, payable in monthly installments of $13,444, including interest at 1% over the bank's base rate with the final balance due on
      December 8, 1995, unsecured. As of December 31, 1995 this note was in de-
      fault but was paid in full during 1996                                         $  49,469    $    --
                                                                                     =========    =========

   Notes payable - related parties consists of the following at September 30, 1995 and 1996:

                                                                                        1995         1996
                                                                                     ---------    ---------
   Notes payable - affiliates of limited partners, payable in monthly installments of $5,000, including interest at 10%, secured by the personal guarantee of the Company's president, these loans
      were in default at September 30, 1996                                          $  50,000    $  50,000
                                                                                     =========    =========

   Notes payable - limited partners, in the original principal amount of $50,000, payable on demand, including interest at 10%, unsecured, due date subsequently
      extended to July 28, 1997                                                      $  10,000    $  10,000
                                                                                     =========    =========

   Long-term note payable - bank consists of the following at September 30, 1995 and 1996:

                                                                                       1995         1996
                                                                                     ---------    ---------
   Note payable - bank, payable at the rate of $8,069 per month including interest at 18%, secured by accounts receivable
      inventory and furniture and equipment                                          $ 160,427    $ 100,099

   Less current maturities                                                             (60,159)     (85,292)
                                                                                     ---------    ---------

   Amount due after one year                                                         $ 100,268    $  14,807
                                                                                     =========    =========

   Maturities of long-term debt at September 30, 1996 are as follows for the twelve month periods ended September 30:

           1997                                                                                   $  95,292
           1998                                                                                      14,807
                                                                                                  ---------
                                                                                                  $ 110,099

3.   Real estate leases

     On July 30, 1993, the Partnership entered into a building lease for club operations in Wichita, Kansas with a 20% Limited Partner. The lease term is ten years commencing October 15, 1993. In addition to minimum rental payments the Partnership is obligated to pay to

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996

3.   Real estate leases (continued)

     the landlord, as additional rent, a percentage of gross sales after deductions for alcohol and sales taxes. The lease agreement contains two five-year renewal options at the primary lease term rental rate. For the nine months ended September 30, 1995 and 1996, the Partnership has incurred additional percentage rent expense of $6,711 and $0, respectively.

     Rent expense for the nine months ended September 30, 1995 and 1996 amounted to $119,511 and $112,500, respectively, including percentage rent.

     The minimum annual commitments under the real estate lease for the twelve month periods ended September 30, are as follows:

          1997                                                 $  150,000
          1998                                                    150,000
          1999                                                    150,000
          2000                                                    150,000
          2001                                                    150,000
          2002-2004                                               318,750
                                                               ----------
                                                               $1,068,750

4.   Capital contributions and distributions of the Partnership

     During 1993, the general partner contributed capital of $10 and the limited partners contributed capital of $990. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner. During the nine months ended September 30, 1995 and 1996 the Partnership distributed $60,000 and $0, respectively, to the partners.

5.   Related party transactions

     For the nine months ended September 30, 1995 and 1996, the Partnership paid management fees to a company owned by relatives of the general partner amounting to $101,483 and $73,685, respectively. At September 30, 1995 and 1996, $25,790 and $24,000, respectively, had been advanced to this related company.

     During the year ended December 31, 1994, the Partnership provided training services valued at $15,000 to the 20% limited partner who leases the club to the Partnership. This amount has been reflected as a receivable at September 30, 1995 and 1996. This amount is expected to be repaid upon the payment by the Partnership of certain notes payable to companies related to the 20% limited partner.

                        IN CAHOOTS, LIMITED PARTNERSHIP

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


6.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.